UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2012

MISSION WEST PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34000	95-2635431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10050 Bandley Drive, Cupertino, CA 95014
(Address of principal executive offices, zip code)

 Registrant’s telephone number, including area code: (408) 725-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

(a)
The following information is being furnished by the Company as required for Item 2.02(a) of this report and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934:

On April 11, 2012, the Company issued a press release announcing its earnings results for the first quarter ended March 31, 2012. The press release is attached to this Current Report as Exhibit 99.1 and is incorporated by reference in response to Item 2.02(a) of this report.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Mission West Properties, Inc. Press Release dated April 11, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION WEST PROPERTIES, INC.

Date: April 12, 2012	By:	/s/ Wayne N. Pham
Wayne N. Pham
Vice President of Finance

Exhibit 99.1

Press Release

For Immediate News Release
April 11, 2012

Mission West Properties Announces First Quarter 2012 Operating Results

Cupertino, CA – Mission West Properties, Inc. (NASDAQ: MSW) reported today that Funds From Operations (“FFO”) for the quarter ended March 31, 2012, was approximately $14,149,000, or $0.13 per diluted common share, (considering the potential effect of all O.P. units being exchanged for shares of the Company’s common stock) as compared to approximately $16,240,000, or $0.15 per diluted common share, for the same period in 2011. The decrease was primarily due to lower rental revenues. On a sequential quarter basis, FFO for the quarter ended December 31, 2011, was approximately $0.16 per diluted common share.

Net income for the quarter ended March 31, 2012, was approximately $13,253,000 as compared to approximately $9,936,000 for the quarter ended March 31, 2011. Net income per diluted share available to common stockholders was approximately $0.12 for the quarter ended March 31, 2012, compared to $0.11 for the quarter ended March 31, 2011, a per share increase of approximately 9%. The increase was primarily due to gains from sale of real estate, which accounted for approximately $0.04 per diluted share.

Acquisition Activity
On February 1, 2012, the Company acquired the following properties from the Berg Group: three vacant R&D buildings located at 5901, 5921 and 5961 Optical Court in San Jose, California, consisting of approximately 202,500 rentable square feet for a total purchase price of $18,000,000; approximately ten acres of raw land at Hellyer Avenue and Embedded Way for approximately $5,313,000; and approximately nine acres of raw land at Hellyer Avenue and Piercy Road for approximately $4,877,000. The combined purchase price for the three R&D buildings and raw land totaled approximately $28,190,000. The Company acquired these properties by offsetting the purchase price with approximately $9,217,000, the amount the Berg Group owed to the Company from the outcome of the Hellyer Avenue Limited Partnership litigation and approximately $7,494,000, the amount the Berg Group was obligated to pay toward the construction of an R&D building in connection with the Company’s 2001 acquisition of 245 Caspian Drive in Sunnyvale, California. The Company issued an unsecured short-term note payable for the remaining amount of approximately $11,479,000. As of March 31, 2012, the note payable and accrued interest had been fully repaid.

Disposition Activity
On January 9, 2012, the Company disposed of three R&D properties located at 1680-1690 McCandless Drive, 1740-1768 McCandless Drive and 1810-1830 McCandless Drive in Milpitas, California, consisting of approximately 165,000 rentable square feet. A total net gain of approximately $7,479,000 will be recognized in installments and classified as discontinued operations on the total sales price of $21,780,000. For the quarter ended March 31, 2012, approximately $1,629,000 was recognized as gain and classified as discontinued operations on sale of real estate under the installment method. The buyer issued an unsecured promissory note to the Company in the amount of $18,780,000 with an interest rate of 0% per annum. The total sales price encompasses the sum of the following amounts: a) The down payment price of $3,000,000; b) Yearly payments of $3,000,000 on the anniversary of the effective date for four years; and c) On the fifth year anniversary of the effective date, the buyer will pay the amount remaining of the unpaid portion of the total sales price.

On February 14, 2012, the Company disposed of three R&D properties located at 1625-1657 McCandless Drive, 1725-1745 McCandless Drive and 1815-1845 McCandless Drive in Milpitas, California, consisting of approximately 112,000 rentable square feet. Only 36.04% of property 1815-1845 McCandless Drive was sold in this phase and the remaining 63.96% will be sold in the second phase at a later date. A total net gain of approximately $3,890,000 was recognized and classified as discontinued operations on the total cash sales price of approximately $13,613,000.

Company Profile
Mission West Properties, Inc. operates as a self-managed, self-administered and fully integrated REIT engaged in the management, leasing, marketing, development and acquisition of commercial R&D properties, primarily located in the Silicon Valley portion of the San Francisco Bay Area. Currently, the Company manages 111 properties totaling approximately 8.0 million rentable square feet. For additional information, please contact Investor Relations at 408-725-0700.

The matters described herein contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “will,” “anticipate,” “estimate,” “expect,” “intend,” or similar words. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, the ability to complete acquisitions from the Berg Group and other factors detailed in the Company’s registration statements, and periodic filings with the Securities & Exchange Commission.

MISSION WEST PROPERTIES, INC.
SELECTED FINANCIAL DATA
(In thousands, except share, per share and property data amounts)

STATEMENTS OF OPERATIONS
	Three Months Ended Mar 31, 2012	Three Months Ended Mar 31, 2011
OPERATING REVENUES:
Rental income	$20,012	$21,723
Tenant reimbursements	3,948	4,618
Other income	272	1,002
Total operating revenues	24,232	27,343

OPERATING EXPENSES:
Operating and maintenance	2,409	2,512
Real estate taxes	2,428	3,049
General and administrative	651	521
Depreciation and amortization	5,993 (1)	5,491 (1)
Total operating expenses	11,481	11,573

Operating income	12,751	15,770

OTHER INCOME (EXPENSES):
Equity in earnings (loss) of unconsolidated joint venture	114	(9)
Interest income	93	70
Interest expense	(4,921)	(5,279)
Interest expense – related parties	(146)	(147)
Income from continuing operations	7,891	10,405

Discontinued operations:
Net gain from disposal of properties classified as discontinued operations	5,519	-
Net loss from properties classified as discontinued operations	(157)	(469)
Income (loss) from discontinued operations	5,362	(469)

Net income	13,253	9,936

Net income attributable to noncontrolling interests	(10,409)	(7,536)
Net income available to common stockholders	$2,844	$2,400

Income per share from continuing operations:
Basic	$0.09	$0.11
Diluted	$0.08	$0.11
Income (loss) per share from discontinued operations:
Basic	$0.04	-
Diluted	$0.04	-
Net income per share to common stockholders:
Basic	$0.13	$0.11
Diluted	$0.12	$0.11
Weighted average shares of common stock (basic)	22,637,668	22,288,103
Weighted average shares of common stock (diluted)	23,157,454	22,405,276
Weighted average O.P. units outstanding	82,648,367	82,997,932

FUNDS FROM OPERATIONS	Three Months Ended Mar 31, 2012	Three Months Ended Mar 31, 2011
Funds from operations	$14,149	$16,240
Funds from operations per share (2)	$0.13	$0.15
Outstanding common stock	22,668,020	22,370,770
Outstanding O.P. units	82,618,015	82,915,265
Weighted average O.P. units and common stock outstanding (diluted)	105,805,821	105,403,208

FUNDS FROM OPERATIONS CALCULATION	Three Months Ended Mar 31, 2012	Three Months Ended Mar 31, 2011
Net income	$13,253	$9,936
Add:
Depreciation and amortization	6,465	6,351
Depreciation and amortization in unconsolidated joint venture	60	60
Less:
Noncontrolling interests in joint ventures	(110)	(107)
Gain on sale of real estate	(5,519)	-
Funds from operations	$14,149	$16,240

Funds From Operations (“FFO”) is a non-GAAP financial measurement used by real estate investment trusts (“REITs”) to measure and compare operating performance. As defined by NAREIT, FFO represents net income (loss) (computed in accordance with GAAP, accounting principles generally accepted in the United States of America), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustments for unconsolidated partnerships and joint ventures. Management considers FFO to be an appropriate supplemental measure of the Company’s operating and financial performance because when compared year over year, it reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, providing a perspective not immediately apparent from net income. In addition, management believes that FFO provides useful information about the Company’s financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. FFO should neither be considered as an alternative for net income as a measure of profitability nor is it comparable to cash flows provided by operating activities determined in accordance with GAAP. FFO is not comparable to similarly entitled items reported by other REITs that do not define them exactly as we define FFO.

PROPERTY AND OTHER DATA:	Three Months Ended Mar 31, 2012	Three Months Ended Mar 31, 2011
Total properties, end of period	111	111
Total square feet, end of period	7,985,569	8,011,026
Average monthly rental revenue per square foot (3)	$1.28	$1.39
Occupancy for leased properties (6)	71.3%	68.5%
Straight-line rent	$(201)	$(635)
Leasing commissions	$26	$194
Non-recurring capital expenditures	$176	$926

LEASE ROLLOVER SCHEDULE:

Year	# of Leases	Rentable Square Feet	2012 Base Rent (5)
2012 (4)	9	419,767	$3,349
2013	8	367,683	5,418
2014	22	1,823,675	29,384
2015	8	587,437	9,334
2016	8	394,806	4,551
2017	12	727,552	9,817
2018	5	431,606	5,281
2019	2	232,480	3,731
2020	3	208,768	4,471
Thereafter	1	105,000	2,441
Total	78	5,298,774	$77,777

BALANCE SHEETS
	March 31, 2012	December 31, 2011

Assets
Investments in real estate:
Land	$323,173	$306,474
Buildings and improvements	757,631	745,962
Real estate related intangible assets	3,561	3,561
Total investments in properties	1,084,365	1,055,997
Accumulated depreciation and amortization	(235,204)	(229,211)
Assets held for sale, net	31,804	54,361
Net investments in properties	880,965	881,147
Investment in unconsolidated joint venture	3,575	3,557
Net investments in real estate	884,540	884,704
Cash and cash equivalents	2,850	-
Deferred rent	16,449	16,650
Other assets, net	31,629	35,133
Total assets	$935,468	$936,487

Liabilities and Equity
Liabilities:
Mortgage notes payable	$327,380	$331,166
Mortgage note payable – related parties	6,986	7,139
Revolving line of credit	-	3,305
Interest payable	1,577	1,606
Security deposits	4,366	4,317
Prepaid rent and deferred revenue	11,185	5,836
Dividends and distributions payable	23,163	13,687
Accounts payable and accrued expenses	18,238	16,344
Total liabilities	392,895	383,400

Commitments and contingencies.

Equity:
Stockholders’ equity:
Common stock, $.001 par value	23	23
Additional paid-in capital	176,722	175,900
Distributions in excess of accumulated earnings	(35,104)	(32,962)
Total stockholders’ equity	141,641	142,961
Noncontrolling interests in operating partnerships	400,932	410,126
Total equity	542,573	553,087
Total liabilities and equity	$935,468	$936,487

(1)
Includes approximately $406 and $124 in amortization expense for the three months ended March 31, 2012 and 2011, respectively, for the amortization of in-place lease value intangible asset pursuant to the Business Combinations Topic of the Financial Accounting Standards Board Accounting Standards Codification.

(2)	Calculated on a fully diluted basis. Assumes conversion of all O.P. units outstanding into the Company’s common stock.

(3)
Average monthly rental revenue per square foot has been determined by taking the cash base rent for the period divided by the number of months in the period, and then divided by the average occupied square feet in the period. Properties classified as assets held for sale were excluded from the 2012 calculation.

(4)	Excludes seven month-to-month leases for approximately 88,000 rentable square feet and approximately $107 in cash rent.

(5)	Base rent reflects cash rent.

(6)	The occupancy rate at March 31, 2012, excludes properties classified as assets held for sale.